DUNHAM FUNDS

FIFTH AMENDMENT TO THE

CUSTODY AGREEMENT

THIS FIFTH AMENDMENT dated as of this 30th day of August, 2013, to the Custody Agreement dated as of March 30, 2010, as amended November 28, 2011, June 30, 2011, August 31, 2012 and January 24, 2013 (the “Agreement”) is entered into by and between DUNHAM FUNDS, a Delaware business trust (the “Trust”), and U.S. BANK, N.A. a national banking association (the "Custodian").

RECITALS

WHEREAS, the Trust and the Custodian entered into the Agreement; and

WHEREAS, the Trust and the Custodian desire to add the Dunham International Opportunity Bond Fund and the Dunham Floating Rate Bond Fund to the Agreement; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the Trust and the Custodian agree to the following:

Amended Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

DUNHAM FUNDS

   U.S. BANK, N.A.

By:________________________________

By:______________________________

Name:

_____________________________

Name: Michael R. McVoy

Title:

_____________________________

Title: Senior Vice President

2013

Amended Exhibit C to the

Custody Agreement – Dunham Funds

Separate Series of the Dunham Funds

Name of Series

Dunham Loss Averse Equity Income Fund

Dunham Corporate/Government Bond Fund

Dunham High Yield Bond Fund

Dunham Monthly Distribution Fund

Dunham Appreciation & Income Fund

Dunham Large Cap Value Fund

Dunham Real Estate Stock Fund

Dunham International Stock Fund

Dunham Small Cap Value Fund

Dunham Large Cap Growth Fund

Dunham Small Cap Growth Fund

Dunham Emerging Markets Stock Fund

Dunham Focused Large Cap Growth Fund

Dunham Alternative Income Fund

Dunham Alternative Strategy Fund

Dunham International Opportunity Bond Fund

Dunham Floating Rate Bond Fund

2

Dunham